EXHIBIT 1

                             JOINT FILING AGREEMENT

           In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below each hereby agrees that the Schedule 13D filed herewith and any amendments thereto relating to the Ordinary shares of the Company is filed jointly on behalf of each such person.


                                    /s/ Zohar Zisapel
                                    -------------------------------------------
                                    Zohar Zisapel



                                    KLIL & MICHAEL LTD.

                                    By: /s/ Zohar Zisapel
                                        ---------------------------------------
                                        Name: Zohar Zisapel
                                        Title: Sole Director and Manager



                                    RAD DATA COMMUNICATIONS LTD.

                                    By: /s/ Zohar Zisapel
                                        ---------------------------------------
                                        Name: Zohar Zisapel
                                        Title: Director and Controlling Person


Dated: September 29, 2002